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March 11, 1999

Board of Directors
Steelton Bancorp, Inc.
51 South Front Street
Steelton, Pennsylvania  17113

         Re:      Registration Statement Under the Securities Act of 1933
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Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 575,288 shares of common stock, par value $0.10 per share (the "Common Stock"), of Steelton Bancorp, Inc. (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Mechanics Savings & Loan, FSA, (the "Institution") in connection with the Institution's conversion from a federal mutual savings association to a federal capital stock savings bank and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Institution and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion - Tax Effects" and "Legal and Tax Opinions." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.


                                        Very truly yours,



                                        MALIZIA, SPIDI, SLOANE & FISCH, P.C.